                                                                      EXHIBIT 12


               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                                          FISCAL YEAR ENDED
                                          39 WEEK PERIOD ENDED                      (SATURDAY CLOSEST TO JUNE 30)
                                          ---------------------     ------------------------------------------------------------
                                          MAR. 28,     MAR. 29,
                                            1998         1997         1997         1996         1995         1994         1993
                                          --------     --------     --------     --------     --------     --------     --------
Earnings Before Income Taxes............  $372,633     $346,646     $495,955     $453,943     $417,618     $367,582     $331,977
Add: Interest Expense...................    42,810       34,385       46,502       41,019       38,579       36,272       39,004
     Rent Expense Interest Factor.......     1,660        1,616        2,334        2,221        2,247        2,176        1,925
                                          --------     --------     --------     --------     --------     --------     --------
Total...................................  $417,103     $382,647     $544,791     $497,183     $458,444     $406,030     $372,906
                                          ========     ========     ========     ========     ========     ========     ========

Fixed Charges:
   Interest Expense.....................  $ 42,810     $ 34,385     $ 46,502     $ 41,019     $ 38,579     $ 36,272     $ 39,004
   Rent Expense Interest Factor.........     1,660        1,616        2,334        2,221        2,247        2,176        1,925
   Capitalized Interest.................     1,528        1,242        2,215        2,783        2,833        1,313        1,315
                                          --------     --------     --------     --------     --------     --------     --------
Total...................................  $ 45,998     $ 37,243     $ 51,051     $ 46,023     $ 43,659     $ 39,761     $ 42,244
                                          ========     ========     ========     ========     ========     ========     ========

Ratio of Earnings to Fixed Charges......       9.1         10.3         10.7         10.8         10.5         10.2          8.8
                                          ========     ========     ========     ========     ========     ========     ========